SUB-ITEM 77D

         MFS High  Yield  Opportunities  Fund,  MFS High  Income  Fund,  and MFS
         Municipal High Income Fund, each a series of MFS Series Trust III, changed from investing 80% of total assets to investing 80% of net assets in which such fund invests in order to meet its investment objective as described in the prospectuses contained in Post-Effective Amendment No. 31 to the Registration Statement (File Nos. 2-60491 and 811-2794), as filed with Securities and Exchange Commission via EDGAR on May 31, 2002, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

         MFS Yield Opportunities Fund, a Series of MFS Series Trust III, added disclosure regarding the ability of the fund to invest up to 15% of the fund's net assets in short sales, as described in the Statement of Additional Information contained in Post-Effective Amendment No. 31 to the Registration Statement (File Nos. 2-60491 and 811-2794), as filed with Securities and Exchange Commission via EDGAR on May 31, 2002, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.